U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K


                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



                    Date of Report: March 20, 1998




                         IRON HOLDINGS CORP.
                         -------------------
        (Exact name of registrant as specified in its charter)



                                NEVADA
                                ------
             (State or other jurisdiction of incorporation)



                0-24590                       84-1251553
                -------                       ----------
         (Commission File No.)              (IRS Employer
                                          Identification No.)



             88-90 103rd Ave.
             Ozone Park, N.Y.                    11417
 --------------------------------------         --------
(Address of principal executive offices)       (Zip code)






Registrant's telephone number, including area code:
(718) 323-4537

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Item 2.  Acquisition and Disposition of Assets.

     As previously reported on Form 8-K in December 1997, Iron Holdings Corp. (the "Company") entered into a letter of intent with CRT Corporation ("CRT"), a privately held Nevada corporation, whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of CRT, in exchange for issuance by the Company of previously unissued "restricted" common stock. Simultaneous therewith, the Company intends to sell its existing subsidiary companies to a third party.

     CRT is engaged in the business of (i) manufacturing Mexican food products to school districts, food services and major retail outlets throughout the US; (ii) manufacturing and distribution of frozen yogurt products in Southern California to major dairy distributors and school districts; and (iii) manufacturing and distribution of frozen pizzas and related food items to convenience stores, school districts and food services throughout the southwestern US. In addition, in September 1997, the Company acquired certain oil and gas leases in Concho County, Texas. These businesses are operated through wholly owned subsidiary companies of CRT. As of CRT's fiscal year ended September 30, 1997, CRT had total assets of $12,320,830 and shareholders' equity of $7,992,266 (audited).

     The relevant terms of the proposed CRT transaction require the Company to issue to the CRT shareholders an aggregate of 8,748,000 "restricted" common shares, representing 80% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of CRT.

     The proposed share exchange is subject to satisfaction of certain conditions, including completion of due diligence activities, the approval of the transaction by the Company's and CRT's shareholders and confirmation of the financial condition of CRT by presentation of CRT audited financial statements. The proposed transaction is expected to close immediately after these conditions have been satisfied. When the proposed transaction with CRT is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of CRT, or their designees. A copy of the letter of intent between the Company and CRT was previously filed with the Company's Form 8-K dated December 29, 1997 and is incorporated herein as if set forth.

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
                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IRON HOLDINGS CORP.



                                   By: s/Anthony Gurino
                                      ---------------------------
                                      Anthony Gurino,
                                      President

Dated:  March 20, 1998

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